EXHIBIT 99.1

NEWS RELEASE

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Media: John Coulbourn SeaChange International 978/897-0100 x3098 johnc@schange.com	Investor Relations: Martha Schaefer SeaChange International 978/897-0100 x4050 mschaefer@schange.com

APPEALS COURT RELEASES DECISION IN PATENT CASE

BETWEEN SEACHANGE & C-COR

MAYNARD, Mass., Jan. 10, 2006 – SeaChange International (Nasdaq:SEAC), one of the world’s top providers of on-demand television systems, announced that the United States Court of Appeals for the Federal Circuit issued its decision in nCube Corp. v. SeaChange International, Inc. (Appeal No. 03-1341, 1366) (C-Cor is the successor to n-Cube Corporation). This was the second of the two patent infringement cases pending between the parties.

The Federal Circuit, in a 2-1 split decision, affirmed the May 2002 jury verdict that SeaChange’s then-version of the Connection Manager software infringed C-Cor’s patent (Patent No. 5,805,804). The damages awarded in the previous decision were also affirmed. Since the May 2002 jury verdict, SeaChange has made an accrual on its financial statements for such damages, including attorneys fees. As of October 31, 2005, the amount of this accrual was approximately $7.8 million. SeaChange does not expect that the Federal Circuit opinion will have any additional impact on SeaChange’s financial position, other than the payment of amounts previously accrued for.

“This outcome will not impact our customers,” said Bill Styslinger, president and CEO, SeaChange International. “Based on the District Court’s decision nearly three years ago, we carefully developed a revised software module that we believe does not infringe the patent. All subsequent software shipped after the May 2002 decision included the revised software module and all of our customers were upgraded to it. We believe that the Court’s decision will not impact our future products, our financial position or our overall opportunities in the worldwide on-demand market.”

About SeaChange International, Inc.

SeaChange International, Inc. is a world leader in digital video systems, spanning broadcast and broadband. The Company creates powerful server and software systems that manage, store and distribute professional quality digital video. SeaChange’s innovative products are based on a scalable, distributed software architecture and standard technology components to continually deliver exponential improvements in digital video cost-performance. As a result, SeaChange enables broadband, broadcast, satellite and new media companies to streamline operations and reduce costs, allowing for expanded services, new applications and increased revenues. SeaChange is headquartered in Maynard, Massachusetts and has product development, support and sales offices throughout the world. Visit www.seachange.tv.

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Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements concerning expected future performance, product introductions and general market conditions, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: the continued growth, development and acceptance of the video-on-demand market; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; a decline in demand or average selling price for the Company’s broadband products; the Company’s ability to manage its growth; the ability of the Company to integrate businesses acquired by the Company, including The ON Demand Group Limited; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation, including the Company’s current patent litigation with C-COR (as successor to nCube Corp.); content providers limiting the scope of content licensed for use in the video- on-demand market; the Company’s ability to introduce new products or enhancements to existing products; the Company’s dependence on certain sole source suppliers and third-party manufacturers; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the risks associated with international sales; changes in the regulatory environment; the performance of companies in which the Company has made equity investments, including Casa Systems; the Company’s ability to hire and retain highly skilled employees; and increasing social and political turmoil.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors That May Affect our Business” in the Company’s Annual Report on Form 10-K filed with the Commission on April 15, 2005. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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